Exhibit 10.23

AMENDMENT TO

VOTING AND SUPPORT AGREEMENT

THIS AMENDMENT TO VOTING AND SUPPORT AGREEMENT (this “Amendment”) is made effective as of November 15, 2021 (the “Effective Date”), by and among the Person named on the signature page hereto (the “Equityholder”) and AgileThought, Inc., a Delaware corporation (together with its successors, including the surviving corporation in the Merger, the “Company”). Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Voting and Support Agreement, dated as of May 9, 2021, by and among the Company and the additional parties thereto (the “Voting and Support Agreement”). The Amendment amends the Voting and Support Agreement and, to the extent the Amendment is inconsistent with the terms of any prior amendments to the Voting and Support Agreement, the Amendment supersedes all prior amendments thereto.

RECITALS

A. The Company and the Equityholder wish to amend the Voting and Support Agreement as set forth herein.

B. Section 20 of the Voting and Support Agreement provides that any provision of the Voting and Support Agreement may only be amended or modified by an instrument in writing signed by each of the Equityholder, LIV Capital Acquisition Corp., a Cayman Islands exempted company (together with its successors, including the resulting Delaware corporation after the consummation of the Domestication, “LIVK”) and the Company.

C. On August 23, 2021, the Company merged with and into LIVK, whereupon the separate corporate existence of the Company ceased, with LIVK surviving such merger and changing its name to AgileThought, Inc.

D. On November 15, 2021, the Company entered into the Tenth Amendment to Amended and Restated Credit Agreement by and among IT Global Holding LLC, 4th Source LLC, AgileThought, LLC, AN Extend, S.A. de C.V., AN Evolution S. de R.L. de C.V., AN Global LLC, AgileThought, Inc., the financial institutions party thereto as lenders, and Monroe Capital Management Advisors, LLC (the “First Lien Facility”).

E. The Company covenants in the First Lien Facility that it will cause certain investors to agree to extend the lock-up period required by the Voting and Support Agreement as set forth in the First Lien Facility.

F. Certain investors have requested that the Equityholders agree to extend the lock-up period required by the Voting and Support Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Equityholder and the Company agree as follows:

1. Amendment of Section 6. Section 6 of the Support Agreement is hereby amended to read as follows:

“(a) The Equityholder hereby agrees and covenants that, it will not, during the Lock-Up Period, (i) Transfer any equity interests of Surviving Pubco (including shares of Surviving Pubco Common Stock) received or retained as consideration under the Merger Agreement, including securities held in escrow or otherwise issued or delivered after the Closing pursuant to the Merger Agreement (collectively, the “Restricted Securities”) (a “Prohibited Transfer”). If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and the Surviving Pubco shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 6, the Surviving Pubco may impose stop-transfer instructions with respect to the Restricted Securities of the Equityholder until the end of the Lock-Up Period, as well as include customary legends on any certificates for any of the Restricted Securities reflecting the restrictions under this Section 6.

For purposes of this Section 6(a):

“Lock-Up Period” means the period from the date of the Closing and ending on the earlier of (A) the date of Payment in Full and (B) the first day on or after June 30, 2022 on which the Total Leverage Ratio is less than 2.00 to 1.

“Payment in Full” has the meaning given to it in the First Lien Facility; and

“Total Leverage Ratio” has the meaning given to it in the First Lien Facility.

(b) Notwithstanding the provisions set forth in Section 6(a), the following Transfers of Restricted Securities during the Lock-Up Period are permitted: (i) to the Surviving Pubco’s officers or directors, or any Affiliates or family members of any of the Surviving Pubco’s officers or directors; (ii) in the case of an individual, Transfers by gift to a member of the individual’s immediate family, or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (iii) in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, Transfers pursuant to a qualified domestic relations order; (v) in the case of an entity, Transfers to a stockholder, partner, member or Affiliate of such entity; (vi) in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity; (vii) transactions relating to Surviving Pubco Common Stock or other securities convertible into or exercisable or exchangeable for Surviving Pubco Common Stock acquired in open market transactions after the Closing, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the Lock-Up Period; (viii) the exercise of any options or warrants to purchase Surviving Pubco Common Stock (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis); (ix) Transfers to the Surviving Corporation to satisfy tax withholding obligations pursuant to the Surviving Corporation’s equity incentive plans or arrangements; (x) Transfers to the Surviving Corporation pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by the Surviving Corporation or forfeiture of the Equityholder’s Restricted Securities in connection with the termination of the Equityholder’s service to the Company; (xi) the entry, by the Equityholder, at any time after the Closing, of any trading plan providing for the sale of Surviving Pubco Common Stock by the Equityholder, which trading plan meets the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended, provided, however, that such plan does not provide for, or permit, the sale of any Surviving Pubco Common Stock during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period; (xii) transactions in the event of the Surviving Pubco’s completion of a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction which results in all of the equityholders of the Surviving Company or Surviving Pubco, as applicable, having the right to exchange their equity interests of Surviving Pubco for cash, securities or other property; (xiii) Transfers by the Equityholder in sell-to-cover transactions to satisfy tax obligations of the Equityholder in connection with the Equityholder’s receipt of Surviving Pubco Common Stock following the vesting and settlement of Company RSUs; and (xiv) (A) pledges by the Equityholder of Restricted Securities to any lender in connection with such Restricted Securities serving as collateral for a loan from such lender to the Equityholder or any of its Related Parties in connection with a subordinated term loan to be provided to the Surviving Pubco on or about November 29, 2021, and (B) Transfers by such lender of Restricted Securities in connection with any enforcement action on such loan; provided, however, that, in the case of the foregoing clauses (i) through (vi) and (xiii) , for such Transfer to be effective, the transferee must enter into a written agreement with the Surviving Pubco agreeing to be bound by this Section 6.”

2. Other Provisions. Except to the extent that the provisions of this Amendment expressly modify the provisions of the Voting and Support Agreement, all other provisions of the Voting and Support Agreement shall remain in full force and effect. In the event of any conflict between a provision of the Voting and Support Agreement and a provision of this Amendment, the provision of this Amendment shall control.

3. Entire Agreement. The Voting and Support Agreement, as amended by this Amendment, sets forth the entire understanding of the parties, and supersedes all prior agreements and all other arrangements and communications, whether oral or written, with respect to the subject matter thereof and hereof.

4. Counterparts; Facsimile. This Amendment may be executed and delivered by facsimile signature or electronic transmission and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5. Applicable Law; Notices; Jurisdiction. This Amendment shall be governed and construed in accordance with the laws of Delaware without regard to the conflict of laws provisions thereof. Section 14 of the Support Agreement (Governing Law; Submission to Jurisdiction; WAIVER OF TRIAL BY JURY.) is incorporated by reference herein.

6. Independent Counsel. Each undersigned Equityholder acknowledges that this Amendment has been prepared on behalf of the Company by Mayer Brown LLP, counsel to the Company, and that Mayer Brown LLP does not represent, and is not acting on behalf of, such Equityholder. Each undersigned Equityholder has been provided with an opportunity to consult with its own counsel with respect to this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties hereby executed this Amendment to Voting and Support Agreement effective as of the Effective Date.

COMPANY:

AGILETHOUGHT, INC.

By:	/s/ Diana P. Abril
	Name:	Diana P. Abril
	Title:	Chief Legal Officer

IN WITNESS WHEREOF, each of the parties hereby executed this Amendment to Voting and Support Agreement effective as of the Effective Date.

EQUITYHOLDER:

INVERTIS, LLC

By:	/s/ Manuel Senderos Fernandez
	Name:	Manuel Senderos Fernandez
	Title:	Attorney-in-Fact

IN WITNESS WHEREOF, each of the parties hereby executed this Amendment to Voting and Support Agreement effective as of the Effective Date.

EQUITYHOLDER:

MAURICIO GARDUÑO GONZÁLEZ ELIZONDO

By:	/s/ Mauricio Garduño González Elizondo
	Name:	Mauricio Garduño González Elizondo

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